Offer to Purchase for Cash up to
                      2,000,000 Shares of its Common Stock
                  at a Purchase Price not greater than $31.00
                         nor less than $27.00 per Share
                                       of
                         THE WEST COMPANY, INCORPORATED

--------------------------------------------------------------------------------
     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 7, 1998,
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


                                                               September 9, 1998
TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase dated September 9, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by The West Company, Incorporated, a Pennsylvania corporation (the "Company"), to purchase up to 2,000,000 shares of its common stock, par value $.25 per share (the "Shares" or the "Common Stock"), at a price, net to the seller in cash, not greater than $31.00 nor less than $27.00 per Share, upon the terms and subject to the conditions set forth in the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, determine a single per-Share price (not greater than $31.00 nor less than $27.00 per Share), net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 2,000,000 Shares properly tendered and not withdrawn pursuant to the Offer (or such lesser number of Shares as are properly tendered at prices not greater than $31.00 nor less than $27.00 per Share). The Company will pay the Purchase Price for all Shares properly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company reserves the right in its sole discretion, to purchase more than 2,000,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

     If, prior to the Expiration Date, more than 2,000,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase in the following order of priority: (a) first from Odd Lot Owners (as defined in Section 1 of the Offer to Purchase) who properly tender their Shares at or below the Purchase Price; and (b) second on a pro rata basis from all other shareholders whose Shares are properly tendered at or below the Purchase Price and not withdrawn. See Introduction and Section 1 of the Offer to Purchase.

     WE ARE THE OWNER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES OF COMMON STOCK, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES OF COMMON STOCK WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares at prices not greater than $31.00 nor less than $27.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

          2. The Offer is not conditioned upon any minimum number of Shares being tendered.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on October 7, 1998, unless the Company extends the Offer.

          4. The Offer is for 2,000,000 Shares, constituting approximately 11.7% of the Company's outstanding equity securities as of September 8, 1998.

          5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          6. If you beneficially hold, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares held for your account in the Company's Savings Plan) and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

          7. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 7, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if, prior to the Expiration Date, more than 2,000,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

          (a) first, all Shares properly tendered at or below the Purchase Price prior to the Expiration Date (and not withdrawn) by any Odd Lot Owner (as defined in the Offer to Purchase), who:

             (1) tenders all Shares (excluding Shares attributable to individual accounts under the Company's Savings Plan) beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) second, after purchase of all the foregoing Shares, all other Shares properly tendered at or below the Purchase Price before the Expiration Date (and not withdrawn) on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional Shares.

     The Offer is not being made to, nor will the Company accept tenders from or on behalf of, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. In any jurisdiction in which the securities or Blue Sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by Warburg Dillon Read LLC as Dealer Manager or one or more registered brokers or dealers licensed under the law of such jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO

                         THE WEST COMPANY, INCORPORATED

                        OFFER TO PURCHASE FOR CASH UP TO
                      2,000,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT GREATER THAN $31.00
                         NOR LESS THAN $27.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 9, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by The West Company, Incorporated, a Pennsylvania corporation (the "Company"), to purchase up to 2,000,000 shares of its common stock, par value $.25 per share (the "Shares" or the "Common Stock"), at a price, net to the seller in cash, not greater than $31.00 nor less than $27.00 per Share, upon the terms and subject to the conditions of the Offer.

     The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per-Share price (not greater than $31.00 nor less than $27.00 per Share), net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 2,000,000 Shares properly tendered and not withdrawn pursuant to the Offer (or such lesser number of Shares as are properly tendered at prices not greater than $31.00 nor less than $27.00 per Share). The Company will pay the Purchase Price for all Shares properly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company reserves the right, in its sole discretion, to purchase more than 2,000,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Aggregate number of Shares to be tendered by us:*

                              _____________ Shares

------------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us are to be tendered.

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

--------------------------------------------------------------------------------
              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
          OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------


       / / $27.00   / / $28.00   / / $29.00   / / $30.00   / / $31.00
       / / $27.125  / / $28.125  / / $29.125  / / $30.125
       / / $27.25   / / $28.25   / / $29.25   / / $30.25
       / / $27.375  / / $28.375  / / $29.375  / / $30.375
       / / $27.50   / / $28.50   / / $29.50   / / $30.50
       / / $27.625  / / $28.625  / / $29.625  / / $30.625
       / / $27.75   / / $28.75   / / $29.75   / / $30.75
       / / $27.875  / / $28.875  / / $29.875  / / $30.875

--------------------------------------------------------------------------------

                                 SIGNATURE BOX

    ------------------------------------------------------------------------
    Signature(s)

    ------------------------------------------------------------------------
    Dated

    ------------------------------------------------------------------------
    Name(s) and Address(es)                (Please Print)

    ------------------------------------------------------------------------
    Area Code and Telephone Number

    ------------------------------------------------------------------------
    Taxpayer Identification or Social Security Number

--------------------------------------------------------------------------------